[Letterhead of Willkie Farr & Gallagher LLP]

September 22, 2006

Legg Mason Partners Sector Series, Inc.

125 Broad Street

New York, N.Y. 10004

Dear Ladies and Gentlemen:

You have requested us, as counsel to Legg Mason Partners Sector Series, Inc. (the “Company”), a corporation organized under the laws of the State of Maryland, on behalf of Legg Mason Partners Financial Services Fund (the “Fund”), a series of the Company, to furnish you with this opinion in connection with the Company’s Registration Statement on Form N-14 under the Securities Act of 1933, as amended, to be filed with the Securities and Exchange Commission on or about September 22, 2006 (the “Registration Statement”), registering shares of Class A Common Stock, $.001 par value per share, and Class C Common Stock, $.001 par value per share, of the Fund (collectively, the “Shares”), to be issued pursuant to an Agreement and Plan of Reorganization (the “Agreement “), among (a) the Company, on behalf of the Fund, (b) Legg Mason Investors Trust, Inc., a corporation organized under the laws of the State of Maryland, on behalf of its series, Legg Mason Financial Services Fund (the “Acquired Fund”), and (c) solely with respect to certain aspects, Legg Mason Partners Fund Advisor, LLC. The Agreement provides for the proposed acquisition by the Fund of all of the assets of the Acquired Fund solely in exchange for the Shares and the assumption by the Fund of all of the liabilities of the Acquired Fund.

We have examined the Registration Statement, substantially in the form in which it is to become effective, the Company’s Charter and By-Laws, each as amended, resolutions adopted by the Board of Directors of the Company relating to the authorization of the sale and issuance of the Shares and the approval of the Agreement (the “Resolutions”) and the form of the Agreement to be included in the Proxy Statement/Prospectus included in the Registration Statement. We have also examined such other records, documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of the materials described above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied upon statements and certificates of officers and representatives of the Company and others, which facts we have not independently verified. We have further assumed that the Agreement will be duly executed and delivered

September 22, 2006

in substantially the same form as that included in the Registration Statement and that upon such execution and delivery, it will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Based upon the foregoing, we are of the opinion that the issuance of the Shares has been duly authorized and (assuming that, upon any issuance of the Shares, the total number of shares of each series and class of Common Stock, $.001 par value per share (the “Common Stock”), of the Company, issued and outstanding will not exceed the total number of shares of each series and class of Common Stock that the Company is then authorized to issue under the Charter), when and if issued and delivered against payment therefor in accordance with the Resolutions, the Agreement and the Articles Supplementary classifying and designating the Shares, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to us in the Registration Statement and the filing of this opinion as an exhibit to the Registration Statement. We are furnishing this opinion solely for your benefit and this opinion may not be relied upon by any other person without our consent.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters governed by the laws of the State of Maryland, we have relied upon the opinion of Venable LLP (which is attached hereto).

Very truly yours,

/s/ Willkie Farr & Gallagher LLP